UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 17, 2020

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue		92123
San Diego, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common Stock	CUB	New York Stock Exchange, Inc.
Title of each class	Trading symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 17, 2020 (the “Annual Meeting”). The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:

1. Election of Directors

Nominee for Director	For	Withheld
Prithviraj Banerjee	27,437,891	465,242
Bruce G. Blakley	26,198,726	1,704,407
Maureen Breakiron-Evans	27,459,678	443,455
Denise L. Devine	27,398,833	504,300
Bradley H. Feldmann	26,108,968	1,794,165
Carolyn A. Flowers	27,436,152	466,981
Janice M. Hamby	26,976,652	926,481
David F. Melcher	27,128,567	774,566
Steven J. Norris	26,984,878	918,255

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	25,511,612	2,338,932	52,589	1,640,925

In accordance with the above results, the compensation of the Company’s named executive officers was approved on an advisory basis.

	For	Against	Abstain
3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2020.	27,465,175	2,066,273	12,610

In accordance with the above results, the selection of Ernst & Young LLP was approved.

Item 8.01 Other Events.

On February 17, 2020, Bradley H. Feldmann was re-appointed the Chairman of the Board of Directors of the Company and David L. Melcher was re-appointed the Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020	CUBIC CORPORATION

By:	/s/ Hilary L. Hageman
Name:	Hilary L. Hageman
Title:	Senior Vice President,
General Counsel & Corporate Secretary